EXHIBIT 99.1

FreightCar America, Inc. Reports Third Quarter 2021 Results

Fourth consecutive quarter of positive gross margin, second consecutive quarter of positive manufacturing operating income

Company reiterates delivery outlook for fiscal year 2021

CHICAGO, Nov. 15, 2021 (GLOBE NEWSWIRE) -- FreightCar America, Inc. (NASDAQ: RAIL) today reported results for the third quarter ended September 30, 2021.

Business Highlights

  Third quarter revenue was $58.3 million, up 131% year-over-year, on deliveries of 505 railcars
  Gross margin was $1.5 million, positive for the fourth consecutive quarter, despite difficult launch of new model
  Manufacturing operating income was $0.2 million, the second consecutive positive result
  Third quarter net income was $0.7 million, or $0.03 per share
  Adjusted EBITDA loss was ($3.5) million
  Quarter-end backlog totaled 1,895 railcars with an aggregate value of approximately $198 million
  2021 delivery outlook reiterated at between 1,750 and 1,850 railcars
  Total cash, cash equivalents, restricted cash equivalents, marketable securities and restricted certificates of deposit (“total cash”) was $27.5 million as of September 30, 2021
  Subsequent to quarter end, collected $10.2 million from its value-added tax (VAT) receivable in Mexico

“Overall, we are pleased with FreightCar America’s continuing momentum, including our fourth consecutive quarter of positive gross margin,” said Jim Meyer, President and Chief Executive Officer of FreightCar America. “However, our results for the quarter were impacted by the difficult launch of a new railcar model. That event aside, which is now well behind us, we wholeheartedly believe in the business transformation we’ve completed and remain focused on returning to long-term growth and profitability.”

Meyer continued, “While industry demand fundamentals remain strong, the pace of recovery is being gated by certain external factors starting with raw material cost inflation. Sales inquiries, however, continue to be very healthy and support our footprint expansion announced earlier this year.”

Meyer concluded, “We are also pleased to announce that subsequent to quarter-end, we received a portion of the outstanding VAT receivable in Mexico. As of today, we have received $10.2 million of the outstanding VAT receivable, which was $30.1 million on September 30, 2021.”

Third Quarter Results

  Consolidated revenues were $58.3 million in the third quarter of 2021, compared to $37.4 million in the second quarter of 2021 and $25.2 million in the third quarter of 2020. The Company delivered 505 railcars in the third quarter of 2021, compared to 313 railcars in the second quarter of 2021 and 163 railcars in the third quarter of 2020.
  Both consolidated operating loss and net income/loss for the current and prior periods included non-operating items that impacted results, including:
    Non-cash charge of $0.3 million related to the change in the fair market value of warrant liability in the third quarter of 2021 reflecting the Company’s share price appreciation during the period. In the second quarter of 2021, there was a non-cash gain of $3.5 million, reflecting the Company’s share price depreciation during the period.
    The Company recognized a gain on extinguishment of debt of $10.1 million related to PPP Loan forgiveness during the third quarter of 2021.
  Consolidated operating loss for the third quarter of 2021 was ($4.2) million, compared to operating loss of ($4.2) million in the second quarter of 2021 and operating loss of ($41.3) million in the third quarter of 2020.
  Net income in the third quarter of 2021 was $0.7 million, or $0.03 per share, compared to net loss of ($4.2) million, or ($0.24) per share, in the second quarter of 2021, and net loss of ($40.3) million, or ($3.03) per share, in the third quarter of 2020.
  Adjusted EBITDA loss for the third quarter of 2021 was ($3.5) million, compared to Adjusted EBITDA loss of ($3.1) million for the second quarter of 2021 and ($8.0) million for the third quarter of 2020. The Adjusted EBITDA excludes the non-cash items mentioned above and those reflected in the table below.
  Total cash, cash equivalents, restricted cash equivalents, marketable securities and restricted certificates of deposit (“total cash”) was $27.5 million as of September 30, 2021, compared to $20.7 million as of June 30, 2021. The VAT receivable in Mexico was $30.1 million as of September 30, 2021.

Third Quarter 2021 Conference Call & Webcast Information

The Company will host a conference call and live webcast on Monday, November 15, 2021, at 11:00 a.m. (Eastern Time) to discuss the Company’s third quarter 2021 financial results. The Company’s earnings release for the third quarter of 2021 will be available on the Investor Relations page of the Company’s website at www.freightcaramerica.com.

Investors, analysts and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call which can be accessed at:

     Event URL: https://viavid.webcasts.com/starthere.jsp?ei=1509866&tp_key=d16a6ee26a

Please note that the webcast is listen-only and webcast participants will not be able to participate in the question and answer portion of the conference call. Interested parties may also participate in the call by dialing (877) 407-0789 or (201) 689-8562 and entering the passcode 13724786. Interested parties are asked to dial in approximately 10 to 15 minutes prior to the start time of the call.

An audio replay of the conference call will be available beginning at 2:00 p.m. (Eastern Time) on November 15, 2021, until 12:00 a.m. (Eastern Time) on Monday November 29, 2021. To access the replay, please dial (844) 512-2921 or (412) 317-6671. The replay passcode is 13724786. An audio replay of the call will be available on the Company’s website within two days following the earnings call.

About FreightCar America

FreightCar America, Inc. is a diversified manufacturer of railroad freight cars that also supplies railcar parts and leases freight cars through its FreightCar America Leasing Company subsidiaries. FreightCar America designs and builds high-quality railcars, including open top hopper cars, covered hopper cars, intermodal and non-intermodal flat cars, mill gondola cars, coil steel cars, boxcars and coal cars, and also specializes in the conversion of railcars for repurposed use. FreightCar America is headquartered in Chicago, Illinois and has facilities in the following locations: Castaños, Mexico; Johnstown, Pennsylvania; and Shanghai, People’s Republic of China. More information about FreightCar America is available on its website at www.freightcaramerica.com.

Forward-Looking Statements

This press release may contain statements relating to our expected financial performance and/or future business prospects, events and plans that are “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. These potential risks and uncertainties include, among other things: risks relating to the potential financial and operational impacts of the COVID-19 pandemic; the cyclical nature of our business; adverse economic and market conditions; fluctuating costs of raw materials, including steel and aluminum, and delays in the delivery of raw materials; our ability to maintain relationships with our suppliers of railcar components; our reliance upon a small number of customers that represent a large percentage of our sales; the variable purchase patterns of our customers and the timing of completion, delivery and customer acceptance of orders; the highly competitive nature of our industry; the risk of lack of acceptance of our new railcar offerings by our customers; and other competitive factors. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

INVESTOR & MEDIA CONTACT	Lisa Fortuna or Stephen Poe
E-MAIL	RAIL@alpha-ir.com
TELEPHONE	312-445-2870

FreightCar America, Inc. Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2021	December 31, 2020
Assets	(in thousands, except for share and per share data)
Current assets
Cash, cash equivalents and restricted cash equivalents	$27,486	$54,047
Restricted certificates of deposit	-	182
Accounts receivable, net of allowance for doubtful accounts of $973 and $1,235 respectively	7,733	9,421
VAT receivable	30,084	4,462
Inventories, net	44,635	38,831
Assets held for sale	-	10,383
Related party asset	8,357	-
Prepaid expenses	6,297	3,652
Total current assets	124,592	120,978
Property, plant and equipment, net	18,927	19,642
Railcars available for lease, net	20,476	20,933
Right of use asset	16,979	18,152
Other long-term assets	3,131	3,037
Total assets	$184,105	$182,742

Liabilities and Stockholders’ Equity
Current liabilities
Accounts and contractual payables	$28,335	$17,840
Related party accounts payable	8,554	814
Accrued payroll and other employee costs	2,123	2,505
Reserve for workers' compensation	2,386	2,645
Accrued warranty	2,597	5,216
Customer deposits	455	4,351
Deferred income state and local incentives, current	1,087	2,219
Lease liability, current	1,929	11,635
Current portion of long-term debt	10,161	17,605
Other current liabilities	5,072	6,319
Total current liabilities	62,699	71,149
Long-term debt, net of current portion	70,720	37,668
Warrant liability	31,699	12,730
Accrued pension costs	6,002	7,046
Deferred income state and local incentives, long-term	1,970	2,503
Lease liability, long-term	17,108	18,549
Other long-term liabilities	3,827	2,600
Total liabilities	194,025	152,245
Stockholders’ (deficit) equity
Preferred stock	-	-
Common stock	159	159
Additional paid in capital	83,304	82,064
Treasury stock, at cost	(856)	(1,344)
Accumulated other comprehensive loss	(11,296)	(11,763)
Accumulated deficit	(81,231)	(38,619)
Total stockholders' (deficit) equity	(9,920)	30,497
Total liabilities and stockholders’ equity	$184,105	$182,742

FreightCar America, Inc. Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
	(In thousands, except for share and per share data)
Revenues	$58,307	$25,202	$128,031	$47,857
Cost of sales	56,769	29,281	123,180	66,883
Gross profit (loss)	1,538	(4,079)	4,851	(19,026)
Selling, general and administrative expenses	5,701	7,158	21,146	21,105
Restructuring and impairment charges	-	30,103	6,530	31,250
Operating loss	(4,163)	(41,340)	(22,825)	(71,381)
Interest expense	(3,562)	(208)	(9,276)	(671)
Loss on change in fair market value of warrant liability	(293)	-	(18,969)	-
Gain on extinguishment of debt	10,129	-	10,129	-
Other income	145	160	490	518
Income (loss) before income taxes	2,256	(41,388)	(40,451)	(71,534)
Income tax provision (benefit)	1,525	(75)	2,161	(78)
Net income (loss)	731	(41,313)	(42,612)	(71,456)
Less: Net loss attributable to noncontrolling interest in JV	-	(991)	-	(1,396)
Net income (loss) attributable to FreightCar America	$731	$(40,322)	$(42,612)	$(70,060)
Net income (loss) per common share attributable to FreightCar America- basic	$0.03	$(3.03)	$(2.11)	$(5.30)
Net income (loss) per common share attributable to FreightCar America- diluted	$0.03	$(3.03)	$(2.11)	$(5.30)
Weighted average common shares outstanding – basic	20,485,438	12,426,872	20,225,671	12,399,687
Weighted average common shares outstanding – diluted	22,111,824	12,426,872	20,225,671	12,399,687

FreightCar America, Inc. Segment Data (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenues:
Manufacturing	$55,898	$22,589	$121,076	$40,658
Corporate and Other	2,409	2,613	6,955	7,199
Consolidated revenues	$58,307	$25,202	$128,031	$47,857

Operating income (loss):
Manufacturing	$163	$(36,786)	$(5,618)	$(56,934)
Corporate and Other	(4,326)	(4,554)	(17,207)	(14,447)
Consolidated operating loss	$(4,163)	$(41,340)	$(22,825)	$(71,381)

FreightCar America, Inc. Condensed Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities	(in thousands)
Net loss	$(42,612)	$(71,456)
Adjustments to reconcile net loss to net cash flows used in operating activities:
Restructuring and impairment charges	6,530	26,868
Depreciation and amortization	3,304	7,954
Non-cash lease expense on right-of-use assets	1,173	4,910
Recognition of deferred income from state and local incentives	(1,665)	(1,665)
Loss on change in fair market value for warrant liability	18,969	-
Stock-based compensation recognized	2,829	578
Non-cash interest expense	3,782	210
Gain on extinguishment of debt	(10,129)	-
Other non-cash items, net	314	67
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	1,688	(2,059)
VAT receivable	(25,622)	(1,243)
Inventories	(4,276)	(35,094)
Other assets	(1,682)	2,340
Related party asset, net	(617)	223
Accounts and contractual payables	1,502	8,839
Accrued payroll and employee benefits	(302)	3,011
Income taxes receivable/payable	1,111	909
Accrued warranty	(2,619)	(880)
Lease liability	(1,641)	(9,110)
Customer deposits	(3,896)	24,652
Other liabilities	(2,492)	2,207
Accrued pension costs and accrued postretirement benefits	(607)	(242)
Net cash flow s used in operating activities	(56,958)	(38,981)

Cash flows from investing activities
Purchase of restricted certificates of deposit	-	(4,037)
Maturity of restricted certificates of deposit	182	7,624
Purchase of property, plant and equipment	(1,983)	(8,267)
Proceeds from sale of property, plant and equipment and railcars available for lease	433	170
Net cash flows used in investing activities	(1,368)	(4,510)

Cash flows from financing activities
Proceeds from issuance of long-term debt	16,000	10,000
Deferred financing costs	(1,517)	-
Borrowings on revolving line of credit	38,571	-
Repayments on revolving line of credit	(21,225)	-
Employee stock settlement	(7)	(9)
Payment for stock appreciation rights exercised	(57)	-
Net cash flows provided by financing activities	31,765	9,991

Net decrease in cash and cash equivalents	(26,561)	(33,500)
Cash, cash equivalents and restricted cash equivalents at beginning of period	54,047	66,257
Cash, cash equivalents and restricted cash equivalents at end of period	$27,486	$32,757

Supplemental cash flow information
Interest paid	$4,575	$280
Income tax refunds received, net of payments	$5	$481
Non-cash transactions
Change in unpaid construction in process	$68	$(169)
Accrued PIK interest paid through issuance of PIK Note	$915	$-

FreightCar America, Inc. Reconciliation of income before taxes to EBITDA(1) and Adjusted EBITDA(2) (Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2021	2020	2021	2021	2020

Income (loss) before income taxes	$2,256	$(41,388)	$(3,707)	$(40,451)	$(71,534)
Depreciation & Amortization	1,108	2,070	999	3,304	7,954
Interest Expense, net	3,562	208	3,212	9,276	671
EBITDA	6,926	(39,110)	504	(27,871)	(62,909)

Change in Fair Value of Warrant (a)	293	-	(3,452)	18,969	-
Restructuring and impairment charges (b)	-	30,103	(120)	6,530	31,250
Gain on extinguishment of debt (c)	(10,129)	-	-	(10,129)	-
Alabama Grant Amortization (d)	(555)	(555)	(555)	(1,665)	(1,665)
Transaction Costs (e)	196	144	296	491	144
Retention & Success Bonuses (f)	-	319	-	-	919
Legal Reserve (g)	-	-	-	500	-
Plant Transition Costs (h)	-	808	140	2,386	987
Stock Based Compensation	(133)	485	299	2,829	578
Other, net	(145)	(160)	(230)	(490)	(518)
Adjusted EBITDA	$(3,547)	$(7,966)	$(3,118)	$(8,450)	$(31,214)

(1)	EBITDA represents earnings before interest, taxes, depreciation and amortization. We believe EBITDA is useful to investors in evaluating our operating performance compared to that of other companies in our industry. In addition, our management uses EBITDA to evaluate our operating performance. The calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall performance of the company’s business. EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of EBITDA is not necessarily comparable to that of other similar titled measures reported by other companies.

(2)	Adjusted EBITDA represents EBITDA before the following charges:

	a)	This adjustment removes the non-cash (income) expense associated with the change in fair market value of the Company’s warrant liability.
	b)	The Company incurred certain restructuring costs related to severance and other costs related to its shut-down of the Shoals and Roanoke facilities during 2019 and 2020.
	c)	The Company recorded a non-cash gain on extinguishment of its PPP Loan in the third quarter of 2021.
	d)	The Company amortizes deferred grant income to cost of goods sold that represent a non-cash reduction to its gross margin (loss).
	e)	The Company incurred certain costs in the second quarter of 2021 for nonrecurring professional services associated with its Second Amendment to its Term Loan.
	f)	During 2019, the Company implemented retention and success bonus programs for certain employees during its restructuring.
	g)	During the first quarter of 2021, the Company recognized a charge related to a legal dispute.
	h)	During 2020, the Company implemented a program to shift production originally planned for its US plants to its Castaños facility. This adjustment represents non-recurring costs associated with moving inventory and equipment to its Castaños facility.

We believe that Adjusted EBITDA is useful to investors evaluating our operating performance compared to that of other companies in our industry because it eliminates the impact of certain non-cash charges and other special items that affect the comparability of results in past quarters. Adjusted EBITDA is not a financial measure presented in accordance with U.S. GAAP. Accordingly, when analyzing our operating performance, investors should not consider Adjusted EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other statements of operations or statements of cash flow data prepared in accordance with U.S. GAAP. Our calculation of Adjusted EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.